Exhibit 10.59

SECURITY AGREEMENT

(PLEDGE)

ENERGYTEC, INC., a Nevada Corporation	AMERICAN BANK OF TEXAS

14785 Preston Road, Ste. 500	P. O. Box 1234

Dallas, Texas 75254	Sherman, Texas 75091-1234

(hereafter called “Borrower”)	(hereafter called “Lender”)

The Lender and Borrower agree as follows:

SECTION	I. CREATION OF SECURITY INTEREST.

In order to secure a promissory note or notes of even date herewith executed by Borrower and made payable to Lender and all other indebtedness and liabilities of all kinds of Borrower to Lender (whether created directly or acquired by Lender indirectly by assignment or otherwise, and whether now existing or hereafter arising, absolute or contingent, joint and/or several, due or to become due, primary or secondary, and all renewals, extensions and rearrangements thereof), hereafter referred to as “Obligations,” Borrower grants to Lender a security interest in the following described property that is herewith pledged to Lender.

AMERICAN BANK OF TEXAS DEPOSITORY ACCOUNT NO. 2688755 HELD BY ENERGYTEC, INC.

together with all payments thereon, proceeds therefrom, interest, profits, or other accretions arising therefrom and all substitutions therefor; all of which are hereafter referred to as “Collateral.” Notwithstanding the above, this Security Agreement will not secure an obligation of Borrower covered by the Truth-in-Lending Act unless the document or disclosure statement that evidences such transaction indicates by proper disclosure that the subject transaction is secured by this Security Agreement.

SECTION	II. BORROWER’S REPRESENTATIONS AND WARRANTIES.

Borrower Represents and Warrants to Lender That:

(1) Borrower is duly organized and existing under the laws of the State of Nevada and is duly qualified and in good standing in every other State in which it is doing business; and the execution, delivery, and performance of this Agreement and the Obligations secured hereby are within Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s articles of incorporation, by-laws, or other incorporation papers, or of any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound;

(2) All documents, instruments, chattel paper and any similar property delivered to Lender as Collateral are genuine and free from adverse claims or other security interest, default, prepayment or defenses, and comply with applicable laws concerning form, content, manner of preparation and execution; all persons appearing to be obligated thereon have authority and capacity to contract and are bound thereon as they appear to be from the face thereof;

(3) There is no lien, security interest or other encumbrance on or any restriction on the transferability of the Collateral covered by this Agreement at the time of execution of this Agreement. Borrower owns the Collateral and has the right to transfer full legal interest therein to Lender, and the Collateral is not subject to any interest of any third party;

(4) Borrower’s principal place of business is the address shown at the beginning of this Agreement;

(5) All information contained in statements furnished or to be furnished Lender by or on behalf of Borrower in connection with the Obligation secured by this Agreement is complete and accurate in all respects;

(6) If any part of the Collateral is stock issued by a corporation, that the purchase price of such stock has been paid in full.

SECTION	III. COLLATERAL PROCEDURES.

(1) Lender will hold all Collateral deposited with it and will receive and hold payments thereon, proceeds therefrom, interest, profits, dividends and other accretions arising from the Collateral (hereafter called “Payment Items”). Borrower shall immediately deliver to Lender any such Payment Items that are distributed or paid to Borrower. Lender may notify those liable for any of the Payment Items to make payment of any amounts due thereon direct to Lender, Lender shall have the right to vote any of the Collateral held by it, and Borrower shall execute any and all instruments necessary in order to appoint Lender as Borrower’s proxy.

(2) Borrower shall take all required steps for the collection of the Collateral, shall do everything necessary to preserve rights against prior parties to instruments, documents or paper constituting the Collateral, and shall be responsible generally for its preservation. Lender will be under no obligation to undertake such collection and shall be responsible only for exercising reasonable care in the custody and preservation of the Collateral. However, if it so desires, Lender will have the right to undertake the collection of all or any part of the Collateral, and for this purpose will have the right to endorse on behalf of and in the name of Borrower any of the Collateral items and to give receipts therefor in Borrower’s name. Lender may at any time apply any of the cash or cash equivalent Collateral against any or all of the Obligations in any manner Lender may select. Lender will have the right to transfer any or all of the Collateral into its own name or that of its nominee, and Lender may thereupon exercise all rights and privileges to which it will thereupon become entitled, but it will be under no duty to exercise such rights and privileges. In the event Lender finds it necessary to bring a collection suit, Borrower agrees that Lender may bring said suit in Borrower’s name.

(3) Lender may accept additions to or substitutions for any or all of the Collateral, may release or deliver any or all of the Collateral to Borrower, and may release or compromise with anyone liable on any of the Collateral - all without affecting Lender’s rights in any of the Collateral retained or the liability of any maker, endorser or guarantor or any of the Obligations. Each maker, guarantor or endorser of any of the Obligations hereby waives notice of any of the foregoing actions and waives presentment, protest, notice of dishonor, and any notice of any other formality.

SECTION	IV. BORROWER’S AFFIRMATIVE COVENANTS.

Borrower Covenants and Agrees That Borrower Shall:

(1) Pay promptly when due (unless they are being contested in good faith) all taxes, assessments, costs and expenses necessary to preserve, protect, maintain and collect the Collateral; keep the Collateral free from other liens, security interests or other encumbrances; defend the Collateral if necessary against all claims and demands of all persons at any time claiming an interest therein adverse to Lender, and in the event of failure to do so, Borrower agrees that Lender may make expenditures for any or all such purposes, and the amount so expended together with interest thereon at the highest lawful rate that may be charged to Borrower by Lender shall constitute one of Borrower’s Obligations to Lender secured by the security interest granted in Section I above. Borrower hereby appoints Lender Borrower’s attorney-in-fact to enable Lender to act for Borrower in fulfilling all Borrower’s responsibilities and exercising all of Borrower’s rights under this Agreement for the purpose of preserving and protecting the Collateral and Lender’s security interest therein;

(2) Furnish reports, data and financial statements, including audits by independent public accountants, in respect of its business and financial condition, as Lender may reasonably require;

(3) If Lender deems it necessary, join with Lender in executing a financing statement, notice, affidavit, stock assignment, bond power or any similar instruments that Lender deems necessary or advisable to establish or maintain its security interest in a form satisfactory to Lender together with such other instruments as Lender may from time to time request, including, without limitation, any and all instruments or papers that may be necessary or desirable in order to comply with federal or state securities laws, and pay all costs of filing same in any public office or offices deemed advisable by Lender.

SECTION	V. BORROWER’S NEGATIVE COVENANTS.

Borrower Covenants and Agrees That Without Prior Written Authorization from Lender, Borrower Shall Not:

(1) Change Borrower’s principal place of business to an address different from that shown at the beginning of this Agreement without prior written notice to Lender of such change;

(2) Sell, exchange, encumber, pledge or otherwise dispose of any part or all of the Collateral or any of Borrower’s rights therein or under this Agreement; or

(3) Assert any claims or defenses Borrower may have against Lender against Lender’s assignee; it is understood that Lender may assign any part or all of Borrower’s Obligations and this Security Agreement to an assignee who will be entitled to all of the rights, privileges and remedies granted in this Agreement to Lender.

SECTION	VI. EVENTS OF DEFAULT.

Each of the following events shall constitute a Default:

(1) Default in the timely payment of any installment of principal and interest under any of the Obligations or in the performance of any covenant or provision of any writings evidencing such Obligations (the “Loan Documents”).

(2) Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Collateral, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance under the Obligations; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

(3) The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Loan Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Obligations, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor, or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

(4) The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

A Default shall not be an Event of Default if the Default is cured within ten (10) days following the delivery of or the mailing of written notice from Lender to Borrower’s most current address as reflected in Lender’s business records specifying the existence of any such Default. If such Default is not cured within the ten (10) day period, the Default shall be an Event of Default without need of any further notice or action by Lender.

SECTION	VII. LENDER’S RIGHTS IN EVENT OF DEFAULT.

(1) Upon the occurrence of any Event of Default, and at any time thereafter, Lender may, without notice to Borrower, exercise its right to declare all Obligations secured by the security interest created herein to be immediately due and payable in which case Lender will have all rights and remedies granted by law and particularly by the Texas Business and Commerce Code.

(2) As regards that portion of the Collateral consisting of cash or cash equivalent items (i.e., checks or other items convertible at face), Lender may immediately apply them against any Obligations selected by Lender, and for this purpose, Borrower agrees that such items will be considered identical in character to cash proceeds.

(3) As regards that portion of the Collateral other than cash or cash equivalent items, unless such portion is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will send Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such portion or any part thereof is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Borrower at the address designated at the beginning of this Agreement at least five days before the time of the sale or disposition.

(4) Lender will have the right immediately and without further action by it to set-off against the Obligations all money owed by Lender in any capacity to Borrower, whether or not due, and Lender will be deemed to have exercised such right of set-off and to have made a charge against any such money at the time of any acceleration upon default even though such change is made or entered on Lender’s books subsequent thereto.

(5) In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Lender will be entitled to recover reasonable attorneys’ fees and legal expenses as provided for in this Agreement and in the writings evidencing said Obligations before applying the balance of the cash proceeds and proceeds from a sale or other disposition toward satisfaction of the Obligations themselves. Borrower will remain liable for of any deficiency remaining after the sale or other disposition.

(6) No act, delay, omission or course of dealing between Borrower and Lender including Lender’s remedying of any Event of Default hereunder will constitute a waiver of any of Lender’s rights, or remedies under this Agreement. A waiver by Lender of any rights or remedies under the terms of this

Agreement or with respect to any of Borrower’s Obligations to Lender will not be a bar to the exercise of any right or remedy on any subsequent occasion.

(7) All rights and remedies of Lender hereunder are cumulative and may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. No waiver, change, modification, or discharge of any of Lender’s rights or Borrower’s duties as so specified or allowed will be effective unless contained in a written instrument signed by the Lender.

SECTION	VIII. MISCELLANEOUS.

(1) This agreement and the security interest in the Collateral herein created will terminate when all Obligations secured hereby have been paid in full.

(2) Borrower releases Lender from all claims for loss or damage caused by any failure to collect any of the Collateral or by any act or omission on the part of Lender, its officers, agents and employees except willful misconduct.

(3) The provisions of this Agreement are in addition to those contained in any writings evidencing the Obligations secured hereby, all of which will be construed as one instrument. In addition to the amounts provided for in said writings agreed to be paid by Borrower as reimbursement for Lender’s attorneys’ fees and legal expenses in the event of default, Borrower also agrees to pay Lender’s reasonable attorneys’ fees in enforcing and carrying out the covenants, terms and conditions contained in this Security Agreement including Lender’s right to undertake the collection of the Collateral as above provided.

(4) Any notice under this Agreement shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

(5) The term “Borrower” as used in this Agreement will be construed as singular or plural to correspond with the number of persons executing this Agreement as Borrower. If more than one person executes this Agreement as Borrower, his, her, their or its duties and liabilities under this Agreement will be joint and several. The terms “Lender” and “Borrower” as used in this Agreement include the heirs, executors or administrators, successors, representatives, receivers, trustees and assigns of those parties.

(6) Where there are contained in this Agreement words or phrases that are defined in the Texas Business and Commerce Code, the Code definitions will control the meaning of the words or phrases. A determination that any provision contained herein is unenforceable will have no effect on the validity of the remaining provisions.

(7) The law governing this secured transaction will be that of the State of Texas in force on the date of execution of this Agreement. The Obligations contained in this Agreement (which require only the Borrower’s signature to become enforceable) are performable in the county wherein Lender is located.

EXECUTED this 11th day of April, 2003.

BORROWER: ENERGYTEC, INC., a Nevada Corporation

By:
FRANK W. COLE, its President

Prepared in the Law Office of:

Munson, Munson, Pierce & Cardwell, P.C. 301 W. Woodard - P. O. Box 1099 Denison, Texas 75020 (903) 463-3750